UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): DECEMBER 8, 2003
                                 ---------------

                                   LION, INC.
             (Exact name of registrant as specified in its charter)
                                 ---------------

           WASHINGTON                    0-25159                91-2094375
(State or other jurisdiction    (Commission file number)      (IRS employer)
      of incorporation)                                    identification number


      4700-42ND AVE. SW, SUITE 430 SEATTLE, WA                    98116
      (Address of principal executive offices)                  (Zip code)


           Registrant's telephone, including area code (206) 577-1440


                                       N/A
          (Former name or former address, if changed since last report)


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                                   LION, INC.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On December 8, 2003, LION, Inc. ("LION") acquired certain assets and rights used in connection with the online service business of Ignition Mortgage Technology Solutions, Inc. ("Ignition"), a wholly-owned subsidiary of the Federal Home Loan Mortgage Corporation. Ignition used these assets and rights to provide technology and business solutions for residential mortgage lenders (the "Business"). The assets and rights acquired by LION include:

            o Lockpoint Xtra,(R) an electronic rate lock system for secondary market application that provides real-time feature-adjusted loan-by-loan price quotes, and enables conduits to take direct electronic rate locks from correspondent lenders;

            o Pipeline Tools, used to manage interest rate and loan pool fall-out risk;

            o Loan Officer Plus,(R) a point-of-sale product for originating mortgage loans;

            o the multi-lender, automated application capture and price locking mortgage product referred to as Loan Finder/Loan WorkBench/Optimum Controller;

            o certain customer, vendor, consulting, software and maintenance agreements related to the Business;

            o leased operations facilities located in Gig Harbor, Washington and Sausalito, California;

            o Ignition's intellectual property held or used in connection with the Business, including copyrights, domain names, patent applications, and trademarks (but excluding Freddie Mac trademarks and other intellectual property and temporarily excluding certain Ignition trademarks); and

            o certain tangible personal property, prepaid expenses and accounts receivable of Ignition as of November 30, 2003.

      The purchase price for the assets was $1,000 in cash, obtained from LION's working capital, plus LION's assumption of:

            o all accounts payable of Ignition existing as of November 30, 2003 (excluding intercompany payables to Freddie Mac);

            o all liabilities arising from the purchased assets after closing, including all post-closing liabilities for performance under each of the assigned contracts; and

            o substantially all liabilities relating to the employment by LION of specified former Ignition employees who accepted employment by LION upon completion of the transaction.

      In addition, Ignition paid LION $1.0 million in consideration for performing services and otherwise satisfying its obligations under the customer agreements assigned to LION in the transaction.

      LION has offered employment to approximately 50 former salaried employees of Ignition and intends to integrate the purchased assets into the LION suite of products to offer more comprehensive loan origination and management systems to prospective and current LION customers. The acquisition will be accounted for under the purchase method of accounting.

      As of the closing date of the transaction, there were no known prior material relationships between Ignition and LION or any of LION's affiliates, directors or officers, or any associate of LION's directors or officers. The description of the acquisition contained in this report does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is


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included with this report as Exhibit 2.1. LION issued a press release dated
December 9, 2003, announcing the completion of the Ignition acquisition, a copy of which is included with this report as Exhibit 99.1.

ITEM 5.   OTHER EVENTS

      In conjunction with the purchase of certain of Ignition's assets, LION has named a new management team to lead the Company. Randall Miles has been named Chairman and CEO of LION, and Tim Newberry, former Vice President of Ignition, will share presidential duties with David Stedman, the current President of LION. Jack McMillan, former Chairman of LION, will remain an active member of the Board. Randall Miles has been a LION board member for the past year and has 25 years experience in investment banking and executive management with a focus on financial services and technology companies. Tim Newberry has extensive product development experience, key customer and management expertise and industry knowledge. Dave Stedman will redirect his responsibilities to address sales and marketing strategies for the Company.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements of Ignition

            The financial statements of the acquired business required to be filed pursuant to Item 7(a) of Form 8-K were not available at the time of filing this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

      (b)   The Pro Forma Financial Information.

            The pro forma financial information required to be filed pursuant to
            Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

      (c)   Exhibits.

            2.1 Asset Purchase Agreement dated as of December 8, 2003, among LION, Inc., Ignition Mortgage Technology Solutions, Inc. and the Federal Home Loan Mortgage Corporation.

            99.1 Press release dated December 9, 2003, announcing LION's acquisition of certain Ignition assets.




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                                   SIGNATURES

          Pursuant to the requirement of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LION, INC.
                                   (Registrant)



DATE: December 23, 2003            BY: /s/ RANDALL D. MILES
                                       ----------------------
                                       Randall D. Miles
                                       Chief Executive Officer















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